Exhibit 99.2

Fourth Quarter and Full Year 2013 Earnings Presentation February 6, 2014 msci.com

Forward‐Looking Statements and Other Information Forward‐Looking Statements – Safe Harbor Statements This presentation may contain forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward‐looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance or achievements. For a discussion of risk and uncertainties that could materially affect actual results, levels of activity, performance or achievements, please see the Company’s Annual Report on Form 10‐K for the fiscal year ended December 31, 2012 and its other reports filed with the SEC. Any forward‐looking statements included in this presentation reflect the Company’s view as of the date of the presentation. The Company assumes no obligation to publicly update or revise these forward‐looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law. Other Information Percentage changes and totals in this presentation may not sum due to rounding. Percentage changes are referenced to the comparable period in 2012, unless otherwise noted. Total sales include recurring subscription sales and non‐recurring sales. Definitions of Run Rate and Retention Rate provided on page 17. msci.com 2

Milestone Year – 2013

Financial Highlights:

- **Run Rate** ↑ **9%** to **$1.05 billion**
- **Revenues** ↑ **9%** to **$1.04 billion**
- **Net income** ↑ **21%** to **$223 million**
- **Diluted EPS** ↑ **24%** to **$1.83**
- **Adj. EBITDA**[1] ↑ **4%** to **$453 million**
- **Adj. EPS**[2] ↑ **11%** to **$2.16**

(1) Net income before provision for income taxes, other expense (income), net, non-recurring stock-based compensation, depreciation, amortization, strategic review expenses, the lease exit charge and restructuring costs. Please see pages 17-20 for reconciliation.

(2) For the purposes of calculating Adjusted EPS, the after-tax impact of non-recurring stock-based compensation, amortization of intangible assets, debt repayment and refinancing expenses, strategic review expenses, the lease exit charge and restructuring costs are excluded from the calculation of diluted EPS. Please see pages 17-20 for reconciliation.

MSCI Indexes

- **Broadened** and **deepened relationships** with ETF providers
- Drove **significant growth** in factor indexes usage
- Won sizeable **mandates**

Risk Management Analytics

- Enabled clients to incorporate a **broader** view of risk
- Enhanced new risk analytics on **liquidity risk** & **counterparty exposure**
- Released new commercial real estate model

Portfolio Management Analytics

- Delivered on **differentiated** new factor models
- Strengthened leadership team
- Further **enhanced** BPM capabilities

MSCI

©2014 MSCI Inc. All rights reserved.

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Capitalizing on Opportunities and Investing for the Future Key Investment Industry Trends Investors Seeking Thematic and Customized Strategies Accelerating Shift Towards Passive Investments Increasing Demand for Integrated View of Risk & Return Through Fewer Providers Regulation Driving Increased Reporting and Transparency Expanding sales coverage to new geographies and client segments Broader client service team and support Branding, advertising and client outreach New product development to keep pace with changing investment landscape Scaled up infrastructure to continue to meet client needs Investments msci.com 4

Fourth Quarter 2013 Highlights Summary Financial Results Operating revenues increased 8% to $268 million Net income declined 13% to $47 million, and diluted EPS fell 11% to $0.39 Adjusted EBITDA1 fell 2% to $114 million, and adjusted EPS2 fell 4 cents to $0.48 Strong Operating Results Run Rate growth of 9% to $1.05 billion – organic3 subscription growth of 6% Index and ESG subscription Run Rate up 10% to $372 million Asset‐based fee (“ABF”) Run Rate up 25% RMA Run Rate growth of 11% ‐ organic growth of 7% Retention rates rose to 89% Continued Capital Management Repurchased 0.5 million shares in Fourth Quarter 2013 – 5.4 million total since December 2012 Announced another $100 million accelerated share repurchase (“ASR”) agreement Board of Directors has authorized an additional $300 million share buyback Extended credit facility by 19 months (1) Net income before provision for income taxes, other expense (income), net, non‐recurring stock‐based compensation, depreciation, amortization, strategic review expenses, the lease exit charge and restructuring costs. Please see pages 17‐20 for reconciliation. (2) For the purposes of calculating Adjusted EPS, the after‐tax impact of non‐recurring stock‐based compensation, amortization of intangible assets, debt repayment and refinancing expenses, strategic review expenses, the lease exit charge and restructuring costs are excluded from the calculation of diluted EPS. Please see pages 17‐20 for reconciliation. (3) For the purposes of analyzing Run Rate trends, organic growth comparisons exclude the impact of the acquisitions of IPD Group Limited (“IPD”) and Investor Force Holdings, Inc. (“InvestorForce”), as well as the sale of the CFRA product line. msci.com 5

Breakdown of Q4’12 vs Q4’13 Revenue Growth (Dollars in millions) Year‐over‐Year Change in Revenues by Type $247.1 $19.7 $1.1 ($0.2 ) $267.6 $220 $230 $240 $250 $260 $270 $280 Q4'12 revenue Subscription revenue Asset‐based fees Non‐recurring revenue Q4'13 revenue Year‐over‐Year Change in Revenues by Product $247.1 $15.6  $8.7 ($3.1) ($0.2) ($0.4) $267.6 $230 $240 $250 $260 $270 $280 Q4'12 revenue Index & ESG RMA PMA E&CA Governance Q4'13 revenue ESG: Environmental, social and governance RMA: Risk management analytics PMA: Portfolio management analytics E&CA: Energy and commodity analytics msci.com 6

Summary of Fourth Quarter 2013 Operating Metrics (Dollars in millions) MSCI Total Run Rate Subscription ABF $840 $127 $967 $892 $158  $1,050 Subscription Growth: +6 % ABF Growth: +25% $500 $600 $700 $800 $900 $1,000 $1,100 Q4'12 Q4'13 Total Sales and Retention Q4'12 Q4'13 Diff. FY'12 FY'13 Diff. Recurring Sub. Sales $30 $36 22% $119 $128 8% Non‐Recurring Sales $7 $7 ‐4% $26 $27 5% Total Sales $37 $43 16% $145 $155 8% Agg. Retention 85% 89% 4% 90% 91% 1% Run Rate grew YoY by 9% to $1.05 billion Subscription Run Rate grew by 6% Asset‐based fee Run Rate growth of 25% Minimal currency impact YoY and $1 million sequential benefit Total sales of $43 million, up 16% Positive benefit from acquisitions plus organic sales growth Recurring subscription sales also up 22% from Q4’12 Aggregate retention rate improved to 89% in Q4’13 and 91% for the full year msci.com 7

Index and ESG Products (Dollars in millions) Fourth Quarter Highlights: Revenues grew 13% to $133 million, or 8% organically Subscription revenue grew by 18%, or by 11% organically Run Rate grew by 14% YoY to $530 million Subscription Run Rate grew by 10% Asset‐based fee Run Rate rose 25% ESG growth remained strong Total sales growth of 48% driven by impact of IPD and organic growth Aggregate Retention Rate strong at 91% in Q4’13 and 94% for 2013 Index and ESG Run Rate and Revenue ABF Subscription $338 $127 $465 $372 $158 $530 $‐ $100 $200 $300 $400 $500 $600 Q4'12 Q4'13 Run Rate $79 $38 $117 $94 $39 $133 $‐ $20 $40 $60 $80 $100 $120 $140 Q4'12 Q4'13 Revenue Index and ESG Sales and Retention Q4'12 Q4'13 Diff. FY'12 FY'13 Diff. Total Sales $15 $22 48% $57 $73 27% Agg. Retention 90% 91% 1% 93% 94% 1% msci.com 8

Asset‐Based Fees Fourth Quarter Highlights: Revenues grew 3% to $39 million Strong inflows into ETFs and increases in non‐ETF passive funds more than offset the loss of Vanguard Asset‐based fee Run Rate rose 25% to $158 million, and rose 8% from Q3’13 3.6 average basis point fee at quarter‐end Total ETF AUM fell by 17% to $333 billion at the end of Q4’13 Excluding Vanguard, AUM ETF grew $69 billion versus Q4’12 – including inflows of $45 billion Strong growth of AUM linked to developed market indexes offset decline in AUM linked to emerging market indexes ETF AUM growth of $30 billion from Q3’13 ‐ $19 billion of inflows AUM of $333 billion as of December 31, 2013 Source: Bloomberg ABF Revenues versus ETF AUM (in millions) (in billions) Q4'12 Q4'13 $38 $39 $402 $333 BN M M BN $10 $15 $20 $25 $30 $35 $40 $45 ABF Revenues ETF AUM $100 $150 $200 $250 $300 $350 $400 $450 MSCI‐Linked ETF AUM by Market Exposure Other 4.9%, Emerging Markets, 27.7% U.S. 14.4% Developed Markets Ex-U.S., 53.0% msci.com 9

Risk Management Analytics (Dollars in millions) Fourth Quarter Highlights: Revenues grew by 13% to $75 million, or 9% organically Run Rate grew by 11% YoY to $291 million, or 7% organically Growth strongest at asset owners and asset managers Total sales of $11 million in Q4’13 Stronger sales to banks in the Americas was offset by weaker sales in Australia and Japan New product capabilities helping to drive deeper client penetrations Aggregate Retention Rate increased to a record 87% for Q4’13 and 91% for 2013 Risk Management Analytics Run Rate and Revenue Q4'12 Q4'13 $262 $291 $67 $75 $‐ $50 $100 $150 $200 $250 $300 $350 Run Rate Revenues Risk Management Analytics Sales and Retention Q4'12 Q4'13 Diff. FY'12 FY'13 Diff. Total Sales $11 $11 1% $41 $44 7% Agg. Retention 84% 87% 3% 89% 91% 2% msci.com 10

Portfolio Management Analytics (Dollars in millions) Fourth Quarter Highlights: Revenues declined 11% to $26 million Run Rate declined by 6% YoY to $103 million F/X remained a drag: $2 million YoY and $1 million compared to Q3’13 Foreign exchange, product swaps and fixed income cancels accounted for roughly two thirds of the decline Total sales of $2 million, down 10% from prior year New products driving majority of sales Aggregate Retention Rate improved to 89% in Q4’13, at 87% for 2013 Portfolio Management Analytics Run Rate and Revenue Q4'12 Q4'13 $110 $103 $29 $26 $‐ $20 $40 $60 $80 $100 $120 $140 Run Rate Revenues Portfolio Management Analytics Sales and Retention Q4'12 Q4'13 Diff. FY'12 FY'13 Diff. Total Sales $2 $2 ‐10% $12 $11 ‐10% Agg. Retention 78% 89% 11% 85% 87% 2% Core Retention 84% 90% 6% 87% 88% 1% msci.com 11

Governance (Dollars in millions) Fourth Quarter Highlights: Revenues rose 7% organically to $31 million – down 1% due to sale of CFRA Run Rate increased 7% organically to $115 million ‐ declined by 2% as reported Organic growth driven by advisory compensation data and analytics and higher retention rates Total sales for Q4’13 were $8 million Sales grew 5% on an organic basis Aggregate Retention Rate at 90% in Q4’13 and for 2013 Governance Run Rate and Revenue Q4'12 Q4'13 $117 $115 $31 $31 $‐ $20 $40 $60 $80 $100 $120 $140 Run Rate Revenues Governance Sales and Retention Q4'12 Q4'13 Diff. FY'12 FY'13 Diff. Total Sales $9 $8 ‐7% $33 $27 ‐18% Agg. Retention 84% 90% 6% 89% 90% 1% msci.com 12

Compensation1 and Non‐Compensation2 EBITDA Expense (Dollars in millions) Comp and Non‐comp expenses increased 18% to $154 million Compensation expense rose 16% Approximately half the growth due to acquisitions, remainder driven by headcount additions in 2013 Total headcount growth of 18% YoY to 3,261, up 4% from Q3’13 36% headcount growth in lower cost centers Non‐compensation costs up 23% Driven by acquisitions as well as recruiting and occupancy costs, among other items Compensation and Non‐ Compensation Expenses1,2 +16% +23% $94 $37 $108 $46 Q4’12 Q4’13 $0 $25 $50 $75 $100 Compensation(1) Non-Compensation(2) (1) Compensation expense excludes non‐recurring stock‐based compensation. Please see page 20 for reconciliation to operating expenses. (2) Non‐compensation excludes strategic review expenses, the lease exit charge, restructuring costs, amortization and depreciation. Please see page 20 for reconciliation to operating expenses. msci.com 13

Non‐Compensation1 EBITDA Expense (Dollars in millions) Non‐Compensation expenses rose to accommodate future growth Increase in occupancy costs and IT linked to investment program Occupancy costs rose to support additional headcount IT costs increased to support additional functionality and storage capacity Higher marketing costs driven by investment in branding and client outreach Increased travel and recruiting expenses also reflect additional headcount 2013 Quarterly Non‐Compensation Expense $20 $30 $40 $50 $35 $39 $42 $46 Q1 Q2 Q3 Q4 Non-Compensation (1) Non‐compensation excludes strategic review expenses, the lease exit charge, restructuring costs, amortization and depreciation. Please see page 20 for reconciliation to operating expenses. msci.com 14

Summary of Profitability Metrics: Net Income, EPS and Adjusted EBITDA1 Q4’13 tax rate of 44% reflects upward revision to full year 2013 tax rate Net Income declined 13% Diluted EPS fell 11% to $0.39 Adjusted EBITDA1 was $114 million, down 2% Adjusted EPS2 fell 8% to $0.48 3% decrease in diluted weighted average shares outstanding Diluted and Adjusted EPS2 $ per share ‐11% ‐8% $54 $117 $47 $114 $20 $40 $60 $80 $100 $120 Q4’12 Q4’13 Net Income Adj. EBITDA Net Income and Adj. EBITDA1 $ in millions ‐13% ‐2% $0.44 $0.52 $0.39 $0.48 $0.20 $0.40 $0.60 Q4’12 Q4’13 Diluted EPS Adjusted EPS (1) Net income before provision for income taxes, other expense (income), net, non‐recurring stock‐based compensation, depreciation, amortization, strategic review expenses, the lease exit charge and restructuring costs. Please see pages 17‐20 for reconciliation. (2) For the purposes of calculating Adjusted EPS, the after‐tax impact of non‐recurring stock‐based compensation, amortization of intangible assets, debt repayment and refinancing expenses, strategic review expenses, the lease exit charge and restructuring costs are excluded from the calculation of diluted EPS. Please see pages 17‐20 for reconciliation. msci.com 15

Select Balance Sheet, Cash Flow and Other Items (Dollars in millions) As of December 31, 2012 December 31, 2013 Cash and cash equivalents $183 $358 Short‐term investments 71 ‐ Total $254 $358 Current maturities of long‐term debt $43 $20 Long‐term debt, net of current maturities 812 788 Total $855 $808 Q4'13 FY'13 Net Cash from Operations $94 $320 Significant Non‐Operating Cash Out‐Flows Capital Expenditures $19 $40 Debt Repayments ‐‐ $48 August 2013 ASR ‐‐ $100 Acquisition of InvestorForce ‐‐ $24 Other Items FY'12 FY'13 Shares Repurchased under ASR programs 2.2 million 3.2 million msci.com 16

Use of Non‐GAAP Financial Measures and Operating Metrics MSCI has presented supplemental non‐GAAP financial measures as part of this presentation. A reconciliation is provided that reconciles each non‐GAAP financial measure with the most comparable GAAP measure. The presentation of non‐GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results. Adjusted EBITDA is defined as net income before provision for income taxes, other expense (income), net, non‐recurring stock‐based compensation, depreciation, amortization, strategic review expenses, the lease exit charge and restructuring costs. Adjusted Net Income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non‐recurring stock‐based compensation, amortization of intangible assets, the accelerated amortization or write off of deferred financing and debt discount costs as a result of debt repayment (debt repayment and refinancing expenses), strategic review expenses, the lease exit charge and restructuring costs, as well as for any related tax effects. We believe that adjusting for strategic review expenses, the lease exit charge, restructuring costs and debt repayment and refinancing expenses is useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance. Additionally, we believe that adjusting for nonrecurring stock‐based compensation expenses, debt repayment and refinancing expenses and depreciation and amortization may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by these items. We believe that the non‐GAAP financial measures presented in this presentation facilitate meaningful period‐to‐period comparisons and provide a baseline for the evaluation of future results. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. The Run Rate at a particular point in time represents the forward‐looking revenues for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts or agreements assuming all contracts or agreements that come up for renewal are renewed and assuming then‐current currency exchange rates. For any license where fees are linked to an investment product’s assets or trading volume, the Run Rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The December 31, 2012 Run Rate for IPD products was approximated using the trailing 12 months of revenues primarily adjusted for estimates for non‐recurring sales, new sales and cancellations. The Run Rate does not include fees associated with “one‐time” and other non‐recurring transactions. In addition, we remove from the Run Rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non‐renewal during the period and determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. The Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non‐renewal during the applicable period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Aggregate Retention Rate for the applicable period. The Aggregate Retention Rate is computed on a product‐by‐product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction. For the calculation of the Core Retention Rate, the same methodology is used except the cancellations in the applicable period are reduced by the amount of product swaps. msci.com 17

Reconciliation of Adjusted Net Income and Adjusted EPS Three Months Ended Year Ended December 31, December 31, September 30, December 31, December 31, In thousands, except per share data 2013 2012 2013 2013 2012 Net Income $ 47,257 $ 54,452 $ 55,310 $ 222,557 $ 184,238 Plus: Non-recurring stock-based compensation - 381 - - 1,781 Plus: Amortization of intangible assets 14,760 15,421 14,448 58,203 63,298 Plus: Debt repayment and refinancing expenses 1,405 - - 1,405 20,639 Plus: Strategic review expenses 1,821 - - 1,821 - Plus: Lease exit charge - 469 - (365) 3,796 Plus: Restructuring costs - - - - (51) Less: Income tax effect (7,591) (6,556) (5,172) (21,742) (32,510) Adjusted net income $ 57,652 $ 64,167 $ 64,586 $ 261,879 $ 241,191 Diluted EPS $ 0.39 $ 0.44 $ 0.46 $ 1.83 $ 1.48 Plus: Non-recurring stock-based compensation - - - - 0.01 Plus: Amortization of intangible assets 0.12 0.12 0.12 0.48 0.51 Plus: Debt repayment and refinancing expenses 0.01 - - 0.01 0.17 Plus: Strategic review expenses 0.02 - - 0.01 - Plus: Lease exit charge - - - - 0.03 Plus: Restructuring costs - - - - - Less: Income tax effect (0.06) (0.04) (0.05) (0.17) (0.26) Adjusted EPS $ 0.48 $ 0.52 $ 0.53 $ 2.16 $ 1.94 msci.com 18

Reconciliation of Adjusted EBITDA to Net Income

In thousands		Three Months Ended December 31, 2013			Three Months Ended December 31, 2012		
		Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income				$ 47,257			$ 54,452
Plus:	Provision for income taxes			37,307			33,863
Plus:	Other expense (income), net			6,807			6,992
Operating income		**$ 88,055**	**$ 3,316**	**$ 91,371**	**$ 90,620**	**$ 4,687**	**$ 95,307**
Plus:	Non-recurring stock-based compensation	-	-	-	342	39	381
Plus:	Depreciation and amortization of property, equipment and leasehold improvements	5,025	1,017	6,042	4,028	961	4,989
Plus:	Amortization of intangible assets	11,218	3,542	14,760	12,101	3,320	15,421
Plus:	Strategic review expenses	-	1,821	1,821	-	-	-
Plus:	Lease exit charge	-	-	-	411	58	469
Plus:	Restructuring costs	-	-	-	-	-	-
Adjusted EBITDA		**$ 104,298**	**$ 9,696**	**$ 113,994**	**$ 107,502**	**$ 9,065**	**$ 116,567**

In thousands		Year Ended December 31, 2013			Year Ended December 31, 2012		
		Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income				$ 222,557			$ 184,238
Plus:	Provision for income taxes			123,064			105,171
Plus:	Other expense (income), net			25,885			57,527
Operating income		**$ 356,500**	**$ 15,006**	**$ 371,506**	**$ 334,547**	**$ 12,389**	**$ 346,936**
Plus:	Non-recurring stock-based compensation	-	-	-	1,611	170	1,781
Plus:	Depreciation and amortization of property, equipment and leasehold improvements	18,288	4,014	22,302	15,165	3,535	18,700
Plus:	Amortization of intangible assets	44,798	13,405	58,203	50,017	13,281	63,298
Plus:	Strategic review expenses	-	1,821	1,821	-	-	-
Plus:	Lease exit charge	(308)	(57)	(365)	3,336	460	3,796
Plus:	Restructuring costs	-	-	-	(32)	(19)	(51)
Adjusted EBITDA		**$ 419,278**	**$ 34,189**	**$ 453,467**	**$ 404,644**	**$ 29,816**	**$ 434,460**

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msci.com 19

Reconciliation of Operating Expenses

In thousands	Three Months Ended December 31, 2013	December 31, 2012	September 30, 2013	% Change from December 31, 2012	September 30, 2013
Cost of services					
Compensation	$ 62,057	$ 55,982	$ 58,751	10.9%	5.6%
Non-recurring stock based compensation	-	255	-	n/m	n/m
Total compensation	$ 62,057	$ 56,237	$ 58,751	10.3%	5.6%
Non-compensation	22,670	17,735	21,289	27.8%	6.5%
Lease exit charge[1]	-	219	-	n/m	n/m
Total non-compensation	22,670	17,954	21,289	26.3%	6.5%
Total cost of services	$ 84,727	$ 74,191	$ 80,040	14.2%	5.9%
Selling, general and administrative					
Compensation	$ 45,904	$ 37,475	$ 44,495	22.5%	3.2%
Non-recurring stock based compensation	-	126	-	n/m	n/m
Total compensation	$ 45,904	$ 37,601	$ 44,495	22.1%	3.2%
Non-compensation	22,997	19,321	20,885	19.0%	10.1%
Strategic review expenses[2]	1,821	-	-	n/m	n/m
Lease exit charge[1]	-	250	-	n/m	n/m
Total non-compensation	24,818	19,571	20,885	26.8%	18.8%
Total selling, general and administrative	$ 70,722	$ 57,172	$ 65,380	23.7%	8.2%
Restructuring costs	-	-	-	n/m	n/m
Amortization of intangible assets	14,760	15,421	14,448	(4.3%)	2.2%
Depreciation and amortization of property, equipment and leasehold improvements	6,042	4,989	5,934	21.1%	1.8%
Total operating expenses	$ 176,251	$ 151,773	$ 165,802	16.1%	6.3%

Compensation	$ 107,961	$ 93,457	$ 103,246	15.5%	4.6%
Non-recurring stock-based compensation	-	381	-	n/m	n/m
Total compensation	$ 107,961	$ 93,838	$ 103,246	15.1%	4.6%
Non-compensation expenses	45,667	37,056	42,174	23.2%	8.3%
Strategic review expenses[2]	1,821	-	-	n/m	n/m
Lease exit charge[1]	-	469	-	n/m	n/m
Total non-compensation	47,488	37,525	42,174	26.6%	12.6%
Restructuring costs	-	-	-	n/m	n/m
Amortization of intangible assets	14,760	15,421	14,448	(4.3%)	2.2%
Depreciation and amortization of property, equipment and leasehold improvements	6,042	4,989	5,934	21.1%	1.8%
Total operating expenses	$ 176,251	$ 151,773	$ 165,802	16.1%	6.3%

n/m = not meaningful

[1]Fourth quarter 2012 included charges of $0.5 million, associated with an occupancy lease exit charge resulting from the consolidation of MSCI's New York offices.

[2]Fourth quarter 2013 included charges of $1.8 million associated with the previously announced decision to explore strategic alternatives for MSCI's Governance segment.

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